Registration No. 333-

     As filed with the Securities and Exchange Commission on April 26, 2002
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                NEWMONT MINING CORPORATION                                     NEWMONT USA LIMITED
  (Exact name of Registrant as specified in its charter)      (Exact name of Registrant as specified in its charter)
                         Delaware                                                    Delaware
              (State or other jurisdiction of                            (State or other jurisdiction of
              incorporation or organization)                              incorporation or organization)
                        84-1611629                                                  13-2526632
           (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

                    1700 Lincoln Street                                        1700 Lincoln Street
                  Denver, Colorado 80203                                      Denver, Colorado 80203
                      (303) 863-7414                                              (303) 863-7414
    (Address, including zip code, and telephone number,        (Address, including zip code, and telephone number,
 including area code, of Registrant's principal executive         including area code, of Registrant's principal
                         offices)                                               executive offices)

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     Copies
                                       to:

                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


       Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. |_|
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.|X|
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|
       If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|
       If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|
                         CALCULATION OF REGISTRATION FEE
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
 ==============================================================================================================================

                                                                   Proposed maximum       Proposed maximum
          Title of each class of               Amount to be          offering price       aggregate offering      Amount of
       Securities to be registered             registered (1)         per unit (1)             price (1)        registration
                                                                                                                     fee
 ------------------------------------------------------------------------------------------------------------------------------
 Common  Stock (and associated Preferred
    Stock Purchase Rights) (2)..........
 Preferred Stock (3)....................
 Warrants for Common Stock (4)..........
 Guaranteed Senior Debt Securities (5)..
 Guaranteed Subordinated Debt Securities
 (6)....................................

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
 Guarantees of Guaranteed Senior Debt
   Securities (5)
 Guarantees of Guaranteed Subordinated
   Debt Securities (6)..................
 Warrants for Guaranteed Debt Securities
 (7)....................................
 Total..................................        US$500,000,000 (8)    100%                   US$500,000,000 (8)    US$46,000
 ==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of common stock (and associated preferred stock purchase rights) of Newmont Mining Corporation (the "Company") as may be issued from time to time at indeterminate prices, including shares issuable upon conversion of (i) guaranteed debt securities that are convertible into common stock or (ii) preferred stock that is convertible into common stock.
(3) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of preferred stock of the Company as may be issued from time to time at indeterminate prices. Such shares of preferred stock may be convertible into shares of common stock of the Company.
(4) Subject to note (8) below, there is being registered hereunder an indeterminate number of warrants of the Company as may be issued from time to time at indeterminate prices entitling the holder to purchase shares of common stock of the Company.
(5) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of guaranteed senior debt securities of the Company and related guarantees thereof of Newmont USA Limited as may be issued from time to time at indeterminate prices. Such guaranteed senior debt securities may be convertible into shares of common stock of the Company.
(6) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of guaranteed subordinated debt securities of the Company and related guarantees thereof of Newmont USA Limited as may be issued from time to time at indeterminate prices. Such guaranteed subordinated debt securities may be convertible into shares of common stock of the Company.
(7) Subject to note (8) below, there is being registered hereunder an indeterminate number of warrants of the Company as may be issued from time to time at indeterminate prices entitling the holder to purchase guaranteed senior debt securities and/or guaranteed subordinated debt securities of the Company.
(8) In no event will the aggregate offering price of all securities issued from time to time under this registration statement and the Company's Registration Statements on Form S-3 (Nos. 333-59141, 333-82671 and 333-65810) exceed U.S.$1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

         As a result of a reorganization on February 15, 2002 of Newmont USA Limited, known at the time as Newmont Mining Corporation ("Old Newmont"), the Company became the successor of Old Newmont. Pursuant to Rule 414(d) under the Securities Act of 1933, the Company expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, the Registration Statements on Form S-3 (Nos. 333-59141, 333-82671 and 333-65810) previously filed by Old Newmont and, accordingly, affirms that the securities to be issued under those Registration Statements shall be securities of the Company. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to $500,000,000 maximum aggregate offering price of securities previously registered under Old Newmont's Registration Statements on Form S-3 (Nos. 333-59141, 333-82671 and 333-65810). This Registration Statement constitutes Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-59141), Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (Registration No. 333-82671) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-65810).

         The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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
PROSPECTUS




NEWMONT MINING CORPORATION

       We may offer by this prospectus the following securities for sale:

               o    Common Stock

               o    Preferred Stock

               o    Warrants to purchase Common Stock

               o Senior Debt Securities guaranteed by our subsidiary, Newmont USA Limited

               o Subordinated Debt Securities guaranteed by our subsidiary, Newmont USA Limited

               o    Warrants to purchase Debt Securities


We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities that may be offered by this prospectus or have determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


This prospectus is dated ________, 2002.


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                                TABLE OF CONTENTS

About This Prospectus.........................................................1
Newmont Mining Corporation....................................................1
Use of Proceeds...............................................................1
Ratios of Earnings to Fixed Charges and
    Preferred Stock Dividends.................................................1
Description of Our Capital Stock..............................................2
Description of Common Stock Warrants.........................................13
Description of Debt Securities and Guarantees................................15
Description of Debt Security Warrants........................................26
U.S. Federal Income Tax
    Considerations as a Real Property
    Holding Corporation......................................................27
Plan of Distribution.........................................................28
Legal Opinion................................................................29
Experts......................................................................29
Where You Can Find More Information..........................................29



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                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. The shelf process allows us to sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $1,000,000,000.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement with specific information about the terms of the securities. The prospectus supplement may also update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                           NEWMONT MINING CORPORATION


Background

         Newmont Mining Corporation's original predecessor corporation was incorporated in 1921 under the laws of Delaware. On February 13, 2002, at a special meeting of the stockholders of Newmont Mining Corporation, the stockholders approved adoption of an Agreement and Plan of Merger that provided for a restructuring of Newmont Mining Corporation to facilitate the February 2002 acquisitions described below and to create a more flexible corporate structure. Newmont Mining Corporation merged with an indirect, wholly-owned subsidiary, which resulted in Newmont Mining Corporation becoming a direct wholly-owned subsidiary of a new holding company. Newmont Mining Corporation was renamed Newmont USA Limited and the new holding company was renamed Newmont Mining Corporation. There was no impact to the consolidated financial statements of Newmont Mining Corporation as a result of this restructuring and former stockholders of Newmont Mining Corporation became stockholders of the new holding company. In this prospectus, "Newmont Mining," "we," "our" and "us" refer to Newmont Mining Corporation after giving effect to the restructuring described above, unless the context specifically requires otherwise.

         On February 16, 2002, Newmont Mining completed the acquisition of Franco-Nevada Mining Corporation Limited, a Canadian company, pursuant to a Plan of Arrangement. As a result, Franco-Nevada became a subsidiary of Newmont Mining and subsequently changed its name to Newmont Mining Corporation of Canada Limited. On February 20, 2002, Newmont Mining gained control of Normandy Mining Limited, an Australian company, through an off-market bid for all of the ordinary shares in the capital of Normandy. On February 26, 2002, when Newmont Mining's off-market bid for Normandy expired, Newmont Mining had a relevant interest in more than 96% of Normandy's outstanding shares. Newmont Mining is exercising compulsory acquisition rights under Australian law to acquire all of the shares of Normandy that Newmont Mining does not own and expects this process to be completed in April 2002.

Newmont Mining and Newmont USA

         We are engaged in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. We produce gold from operations in North America, South America, Australia, New Zealand, Indonesia, Uzbekistan and Turkey. We are also engaged in the production of, and exploration for, copper and zinc.

         As a result of the restructuring described above, Newmont USA is a subsidiary of Newmont Mining. The operations of Newmont USA and its subsidiaries consist primarily of those of Newmont Mining Corporation and its subsidiaries prior to the February 2002 acquisitions referred to above.

         Newmont Mining is primarily a holding company and has no material operations, sources of income or assets other than our equity interest in our subsidiaries. Because substantially all of our operations are conducted by our subsidiaries, our operating cash flow and our ability to service our indebtedness, including any debt securities that may be issued pursuant to this prospectus, depends upon the cash flow of our subsidiaries and their ability to make transfers to us in the form of loans, dividends or otherwise. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to such debt securities, other than Newmont USA through its guarantees of such debt securities, or to make any funds available for that purpose in the form of dividends, interest, loans, advances or other payments. If we cannot obtain sufficient funds from our subsidiaries, we may not be able to meet our obligations on the debt securities that may be issued pursuant to this prospectus.


         Newmont Mining's right and the ability of holders of its securities to participate in any distribution of assets of Newmont USA or any other subsidiary of Newmont Mining upon its liquidation or reorganization are subject to the prior claims of creditors of Newmont USA or such other subsidiary, as the case may be. Such claims may include claims by holders of debt of Newmont USA or such other subsidiary, as the case may be, and claims by creditors in the ordinary course of business.

         Newmont Mining's and Newmont USA's principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203. Our telephone number is
(303) 863-7414.

                                 USE OF PROCEEDS

         Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of any securities will be used for general corporate purposes including the repayment of debt, acquisitions, additions to working capital and capital expenditures.

                           RATIOS OF EARNINGS TO FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table contains our ratios of earnings to fixed charges for the periods indicated. Earnings in 2001, 1999 and 1998 were inadequate to cover fixed charges with a deficiency of $14 million in 2001, $51 million in 1999 and $706 million in 1998.



                         Year ended December 31,
                         -----------------------
             2001         2000       1999       1998       1997
             ----         ----       ----       ----       ----

             0.9          1.1         0.5        ---       1.9



         The following table contains our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. Earnings in 2001, 2000, 1999 and 1998 were inadequate to cover fixed charges and preferred stock dividends with a deficiency of $37 million in 2001, $10 million in 2000, $74 million in 1999 and $729 million in 1998.

                        Year ended December 31,
                        -----------------------
            2001         2000       1999       1998       1997
            ----         ----       ----       ----       ----

            0.7          0.9         0.4        ---       1.6


          For the purposes of these tables, fixed charges are calculated by adding the following:

          o    interest expensed and capitalized,

          o amortized premiums, discounts and capitalized expenses related to indebtedness,

          o    an estimate of the interest within rental expense and

          o    preferred    stock   dividend    requirements   of   consolidated
               subsidiaries, if any.

          For purposes of these tables, earnings are calculated by adding:

          o pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees,

          o    fixed charges,

          o    amortization of capitalized interest,

          o    distributed income of equity investees and

          o our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges

          o    and then subtracting:

          o    capitalized interest,

          o    preferred    stock   dividend    requirements   of   consolidated
               subsidiaries, if any, and

          o minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

The term "equity investees" means investments that we account for using the equity method of accounting. The term "preferred stock dividend" means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

                        DESCRIPTION OF OUR CAPITAL STOCK

          The rights of our stockholders will be governed by Delaware law, our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to the applicable provisions of Delaware law, our certificate of incorporation and by-laws and the rights agreement, dated as of February 13, 2002, between us and Mellon Investor Services LLC, as rights agent, relating to rights to purchase shares of our series A junior participating preferred stock. Copies of our certificate of incorporation, our by-laws and our rights agreement are exhibits to the registration statement of which this prospectus is a part.


          As of April 12, 2002, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

          o 5,000,000 shares of preferred stock, par value $5.00 per share, of which (1) 2,299,980 shares of our $3.25 convertible preferred stock were outstanding (but which are scheduled to be redeemed on May 15, 2002 as described below) and (2) one share of special voting stock was outstanding; and

          o 750,000,000 shares of common stock, par value $1.60 per share, of which (1) 336,047,922 shares were outstanding, including shares evidenced by Australian CHESS depositary interests which represent beneficial ownership of shares of common stock of Newmont Mining on a ten-for-one basis and (2) 55,719,295 shares were issuable upon conversion of the exchangeable shares of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited), which were issued in connection with our acquisition of Franco-Nevada, have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock.

          The holder of the outstanding share of special voting stock exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of outstanding shares of the exchangeable shares.


Common Stock

          The following is a summary of our common stock. The description of our common stock is qualified in its entirety by reference to our certificate of incorporation, our by-laws and Delaware law.

Dividend Rights

          Holders of our common stock may receive dividends when, as and if declared by our Board out of funds of Newmont Mining legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

          As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Voting and Other Rights

          Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

          Holders of shares of our convertible preferred stock and the special voting share are entitled to vote, as a single class, together with the holders of shares of our common stock on all matters on which our stockholders are entitled to vote. For purposes of voting, "shares of our capital stock" includes shares of our common stock (including shares represented by Australian CHESS depositary interests) and our convertible preferred stock, as well as the maximum number of shares of common stock that the holder of the special voting share is entitled to vote on behalf of the holders of the outstanding exchangeable shares.

          Our Board is not classified. Directors are to be elected by a plurality of those shares of our capital stock present and entitled to vote at a meeting of stockholders, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

          In the event of any liquidation, dissolution or winding up of Newmont Mining, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding. Immediately prior to any liquidation, dissolution or winding up of Newmont Mining, all holders of exchangeable shares would become holders of our common stock pursuant to the terms of the exchangeable shares and would therefore be entitled to share ratably in any distribution to other holders of common stock.

Redemption

          Newmont Mining common stock is not redeemable or convertible.

Preferred Share Purchase Rights


          Each issued share of our common stock includes a preferred stock purchase right. See "Anti-Takeover Provisions - Stockholders Rights Plan" below.


Other Provisions


          All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any securities of Newmont Mining.

Listing

          Our common stock trades on the New York Stock Exchange under the symbol "NEM." ChaseMellon Stockholder Services, L.L.C. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

          Our common stock also trades in the form of Australian CHESS depositary interests on the Australian Stock Exchange under the symbol "NEM".

Newmont Mining CDIs

          The Newmont Mining Australian CHESS depositary interests (the "CDIs") are units of beneficial ownership in our common stock held by CHESS Depositary Nominees Pty Ltd. (ACN 071346506) ("CDN"), a wholly owned subsidiary of the Australian Stock Exchange Limited (ACN 008624691). The Newmont Mining CDIs entitle holders to dividends and other rights economically equivalent to our common stock on a ten-for-one basis, including the right to attend Newmont Mining stockholders' meeting. The Newmont Mining CDIs are convertible at the option of the holders into our common stock on a ten-for-one basis. CDN, as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the CDI holders.


Preferred Stock - General


          Our preferred stock is issuable in series. Our board of directors has the power to fix various terms for each series of preferred stock, including the following:

          o    voting powers,

          o    designations,

          o    preferences,

          o    the relative participating and option or other rights,

          o    qualifications and

          o    limitations and restrictions.

A description of our outstanding preferred stock is set forth below.


$3.25 Convertible Preferred Stock

          The following is a summary of our $3.25 convertible preferred stock. The form of the certificate of designations setting forth the terms of the $3.25 convertible preferred stock is an exhibit to the registration statement of which this prospectus is a part. The description of our $3.25 convertible preferred stock is qualified in its entirety by reference to the form of certificate of designations.

          On April 12, 2002, we announced the redemption of all of the issued and outstanding shares of our convertible preferred stock as of the close of business on May 15, 2002 for a redemption price of $50.325 per share, plus $0.8125 per share in respect of all dividends that will have accrued as of the redemption date. In settlement of the total redemption price of $51.1375 per share, we will issue to holders of record of the convertible preferred stock
1.9187 shares of our common stock for each share of convertible preferred stock. As of May 16, 2002, no shares of convertible preferred stock will be outstanding.

Ranking

          The convertible preferred stock ranks prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of Newmont Mining, to our common stock.

Dividend Rights

          Holders of shares of our convertible preferred stock may receive, when, as and if declared by our Board out of funds of Newmont Mining legally available for the payment of dividends, an annual cash dividend of $3.25 per share, payable in equal quarterly installments. Dividends on the convertible preferred stock accrue without interest and are cumulative from the date of initial issuance. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates as are fixed by our Board.

          Unless full cumulative dividends on the convertible preferred stock have been paid or declared and sums set aside for the payment thereof, we may not (1) pay or declare and set aside for payment dividends (other than in common stock or any other capital stock of Newmont Mining ranking junior to the convertible preferred stock as to dividends and as to liquidation rights), (2) make other distributions upon the common stock or on any other capital stock of Newmont Mining ranking junior to or on a parity with the convertible preferred stock as to dividends or (3) redeem, purchase or otherwise acquire for any consideration either common stock or any other stock of Newmont Mining ranking junior to the convertible preferred stock as to dividends.

Voting Rights

          Holders of our convertible preferred stock are entitled to vote, as a single class, together with the holders of common stock on all matters relating to Newmont Mining on which holders of our common stock are entitled to vote. Holders of shares of convertible preferred stock are entitled to cast not less than one vote for each share they hold.

          Holders of our convertible preferred stock have voting rights as described below and as required by law. Each outstanding share of convertible preferred stock is entitled to one vote, excluding shares held by us or any entity controlled by us, which shares will have no voting rights.

          Whenever dividends on the convertible preferred stock have not been paid in an aggregate amount equal to at least six quarterly dividends on those shares, whether or not consecutive, the number of directors of Newmont Mining will be increased by two, and the holders of the convertible preferred stock, voting separately as a class with the holders of any outstanding shares of stock on a parity as to dividends with the convertible preferred stock on which like voting rights have been conferred and are exercisable, will be entitled to elect those two additional directors to our Board at any meeting of our stockholders at which directors are to be elected until all dividends accrued and in default have been paid in full or set apart for payment in full. The term of office of all directors so elected will terminate immediately upon this payment or a setting apart for payment.

          In addition, so long as any convertible preferred stock is outstanding, we will not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of convertible preferred stock, voting separately as a class, (1) amend, alter or repeal any provision of our certificate of incorporation or by-laws so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the convertible preferred stock, (2) authorize or issue or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of that class or series, ranking senior to the convertible preferred stock as to dividends or as to rights upon liquidation, dissolution or winding up of Newmont Mining or (3) effect any reclassification of the convertible preferred stock.

Conversion Rights

          Each share of convertible preferred stock is convertible at any time at the option of the holder into the number of shares of our common stock obtained by dividing $50.00 by the conversion price of $100, subject to adjustment. However, because the shares of convertible preferred stock have been called for redemption, the conversion right with respect thereto will terminate at the close of business on, May 15, 2002, the date fixed for redemption, and will be lost if not exercised prior to that time, unless we default in payment of the redemption obligation. We will not deliver fractional shares of common stock upon conversion, but will pay a cash adjustment for these fractional interests based on the then current market price of the common stock.

          In case of (1) any consolidation or merger to which Newmont Mining is a party other than a merger or consolidation in which Newmont Mining is the continuing corporation and in which the common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of another corporation, (2) any sale or transfer to another corporation of the property of Newmont Mining as an entirety or substantially as an entirety, or (3) any statutory exchange of securities with another corporation other than in connection with a merger or acquisition, there will be no adjustment of the conversion price. In these events, each holder of the then-outstanding convertible preferred stock will have the right, at the holder's option, to convert that holder's convertible preferred stock into the kind and amount of securities, cash or other property receivable upon the consolidation, merger, statutory exchange, sale or transfer by a holder of the number of shares of common stock into which that holder's convertible preferred stock might have been converted immediately prior to the consolidation, merger, statutory exchange, sale or transfer, assuming that holder of common stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon the consolidation, merger, statutory exchange, sale or transfer. However, if the kind or amount of securities, cash or other property receivable upon the consolidation, merger, statutory exchange, sale or transfer is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon the consolidation, merger, statutory exchange, sale or transfer for each non-electing share will be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares.

          Convertible preferred stock surrendered for conversion after the close of business on a record date for payment of dividends and before the opening of business on the next succeeding dividend payment date, unless the convertible preferred stock is subject to redemption on a redemption date in that period, must be accompanied by payment of an amount equal to the dividend thereon which is to be paid on that dividend payment date. Subject to the foregoing, no payments or adjustments will be made upon conversion on account of accrued dividends on the convertible preferred stock or for any dividends or distributions on any shares of common stock delivered upon the conversion.

Liquidation Rights

          In the event of any liquidation, dissolution or winding up of Newmont Mining, the holders of shares of convertible preferred stock are entitled to receive a liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment before any distribution of assets is made to holders of common stock or any other capital stock that ranks junior to the convertible preferred stock as to liquidation rights. The holders of convertible preferred stock and all series or classes of our capital stock hereafter issued that rank on a parity as to liquidation rights with the convertible preferred stock are entitled to share ratably, in accordance with the respective preferential amounts payable on that stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the convertible preferred stock, the holders of the shares will not be entitled to any further participation in any distribution of assets by Newmont Mining. Neither a consolidation, merger or other business combination of Newmont Mining with or into another corporation or other entity nor a sale or transfer of all or part of Newmont Mining's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Newmont Mining.

Redemption

          The convertible preferred stock is redeemable, at the option of Newmont Mining, in whole or in part, for shares of common stock, at any time. Pursuant to the terms of the convertible preferred stock, on April 12, 2002, we announced the redemption of all issued and outstanding shares of the convertible preferred stock as of the close of business on May 15, 2002.

          Pursuant to the terms of the convertible preferred stock, we will pay a redemption price of $50.325 per share, plus $0.8125 per share for all dividends that will have accrued on the convertible preferred stock at the redemption date. In settlement of the total redemption price of $51.1375 per share, we will issue to holders of the convertible preferred stock 1.9187 shares of our common stock for each share of convertible preferred stock redeemed, except that in lieu of any fractional share of common stock, we will pay cash (calculated to the nearest cent) in an amount equal to $26.6525 multiplied by any fractional interest that otherwise would have been deliverable.

          Notice of redemption was mailed on April 15, 2002 to each holder of record of shares of convertible preferred stock at the address shown on our stock transfer books. After May 15, 2002, dividends will cease to accrue on the shares of convertible preferred stock and all rights of the holders of the convertible preferred stock will terminate, except the right to receive shares of common stock equal to the redemption price without interest or adjustment from changes in the market value of the common stock. At the close of business on May 15, 2002, each holder of convertible preferred stock so redeemed, without any further action, will be deemed a holder of the number of shares of common stock for which the convertible preferred stock is redeemable.

Other Provisions

          All of the outstanding shares of convertible preferred stock are validly issued, fully paid and nonassessable. Holders of our convertible preferred stock have no preemptive rights with respect to any securities of Newmont Mining.

Listing


          Our convertible preferred stock are listed on the New York Stock Exchange. ChaseMellon Stockholder Services, L.L.C. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the convertible preferred stock and the transfer agent and registrar for the common stock issuable upon conversion or redemption thereof.

Special Voting Stock

          The following is a summary of our special voting stock, which consists of a share of preferred stock with special voting rights. The description of our special voting stock is qualified in its entirety by reference to the certificate of designations setting forth the terms of the special voting stock which is an exhibit to the registration statement of which this prospectus is a part.

          Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement, holds the outstanding share of special voting stock. The holder of the special voting share exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of the exchangeable shares of our wholly-owned subsidiary, Newmont Mining Corporation of Canada Limited, formerly known as Franco-Nevada Mining Corporation Limited ("Newmont Canada"). The exchangeable shares have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the special voting share and the related exchangeable shares as they affect Newmont Mining.

Ranking

          With respect to distributions of assets upon liquidation, dissolution or winding up of Newmont Mining, the special voting share ranks (1) senior to our common stock, (2) on parity with our other preferred stock and (3) junior to any other class or series of capital stock of Newmont Mining.

Dividend Rights

          The special voting share is not entitled to receive dividends.

          Holders of exchangeable shares are entitled to receive dividends from Newmont Canada which are equivalent to any declared by our Board of Directors on our common stock. These dividends will be paid out of mo ney, assets or property of Newmont Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Newmont Canada, as applicable. Holders of exchangeable shares are not entitled to any dividends other than or in excess of the foregoing dividends. The record date for the determination of the holders of exchangeable shares entitled to receive payment of, and the payment date for, any dividend declared on the exchangeable shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on shares of our common stock.

Voting Rights

          Holders of exchangeable shares are not holders of our common stock and, therefore, do not have the direct right to vote on matters relating to Newmont Mining on which our stockholders are entitled to vote.

          The holder of the special voting share has the right to vote together with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. The holder of the special voting share is entitled to cast a number of votes equal to the lesser of (1) the number of exchangeable shares outstanding from time to time (except those exchangeable shares held by us or our affiliates) and (2) 10% of the total number of votes attached to the shares of our common stock then outstanding. The holder of the special voting share will exercise the voting and others rights attached to the share only on the basis of instructions received from holders of exchangeable shares, as trustee for and on behalf of the registered holders of the exchangeable shares.

Certain Restrictions

          So long as any of the exchangeable shares not owned by us or our affiliates are outstanding:

               (1) without the approval of the holders of the exchangeable shares and Newmont Canada (unless in each case the economic equivalent is simultaneously issued, distributed or made, as the case may be, to the holders of exchangeable shares), we will not:

               o issue or distribute shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to the holders of all or substantially all of the then outstanding shares of our common stock by way of stock dividend or other distribution, other than an issue of shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to holders of shares of our common stock (a) who exercise an option to receive dividends in shares of our common stock or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, in lieu of receiving cash dividends, or (b) pursuant to any dividend reinvestment plan or similar arrangement;

               o issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of our common stock entitling them to subscribe for or to purchase shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock;

               o issue or distribute to the holders of all or substantially all of our then outstanding shares of common stock (a) shares or securities (including evidences of indebtedness) of Newmont Mining of any class (other than shares of our common stock or securities convertible into or exchangeable for or carrying rights to acquire shares of our common stock), or (b) rights, options, warrants or other assets other than those referred to above;

               o subdivide, redivide or change our then outstanding shares of common stock into a greater number of shares of our common stock;

               o reduce, combine, consolidate or change our then outstanding shares of common stock into a lesser number of shares of our common stock; or

               o reclassify or otherwise change shares of our common stock or effect an amalgamation, merger, reorganization or other transaction affecting shares of our common stock.

               (2) in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to shares of our common stock is proposed by us or is proposed to us or our stockholders and is recommended by our Board, or is otherwise effected or to be effected with the consent or approval of the our Board, and the exchangeable shares are not redeemed by Newmont Canada or purchased by us (or our wholly-owned subsidiary, Newmont Holdings ULC), we will expeditiously and in good faith take all actions and do all things as are reasonably necessary or desirable to enable and permit holders of exchangeable shares (other than us and our affiliates) to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of our common stock, without discrimination. Without limiting the generality of the foregoing, we will take all actions and do all things as are reasonably necessary or desirable to ensure that holders of exchangeable shares may participate in each similar transaction without being required to retract exchangeable shares as against Newmont Canada or, if so required, to ensure that any retraction, shall be effective only upon, and shall be conditional upon, the closing of that transaction and only to the extent necessary to participate in the transaction.

Liquidation Rights

          In the event of the liquidation, dissolution or winding-up of Newmont Mining, (1) the holder of the special voting share will be entitled to receive an amount equal to $0.001 and (2) all of the exchangeable shares will automatically be exchanged for shares of our common stock. We will purchase each exchangeable share on the fifth business date prior to the liquidation, dissolution or winding up for a purchase price per share to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

          In the event of the liquidation, dissolution or winding-up of Newmont Canada, we (or Newmont Holdings ULC) have the right to purchase all, but not less than all, of the outstanding exchangeable shares from the holders thereof upon payment of a liquidation amount. The liquidation amount will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on the liquidation, dissolution or winding-up of Newmont Canada, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

Redemption and Retraction

          The special voting share is not redeemable or convertible, except, if no exchangeable shares, other than exchangeable shares held by us or our affiliates, or securities which could give rise to the issuance of any exchangeable shares to any person are outstanding, the special voting share will automatically be redeemed for $0.001.

          Holders of exchangeable shares are entitled at any time, upon delivery of a certificate representing their exchangeable shares and a duly executed retraction request, to require Newmont Canada to redeem their exchangeable shares. The retraction price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on a retraction of an exchangeable share, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any. Newmont Canada must deliver all retraction requests to us (or Newmont Holdings ULC), whereupon we (or Newmont Holdings ULC), instead of Newmont Canada, will have the right to purchase for the retraction price the exchangeable shares that are the subject of the request. If we do not exercise this right, Newmont Canada is required to effect the redemption.

          On or at any time after the seventh anniversary of the date on which the exchangeable shares were first issued, subject to acceleration in some circumstances, Newmont Canada is required to redeem all the outstanding exchangeable shares. The redemption price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions of the exchangeable shares on a redemption of exchangeable shares, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends, if any. In this event, we (or Newmont Holdings ULC) will have the overriding right to acquire the outstanding exchangeable shares in exchange for the redemption price on the redemption date. If we exercise this right, Newmont Canada's obligation to redeem the exchangeable shares will terminate.

Listing

          The exchangeable shares are listed on the Toronto Stock Exchange under the symbol "NMC".

Anti-Takeover Provisions

          Article Ninth of our certificate of incorporation and our rights agreement may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

Approval of Various Mergers, Consolidations, Sales and Leases

          Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

          o a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

          o the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

          o any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.


However, Article Ninth does not apply to any transaction if:

          o our Board approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

          o we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

          Article Ninth can only be altered or repealed with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

Stockholders Rights Plan

          On January 30, 2002, our Board declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid on February 15, 2002 to the stockholders of record on February 15, 2002. The rights were issued pursuant to the terms of the Rights Agreement, dated as of February 13, 2002 between Newmont Mining and Mellon Investor Services LLC, as the rights agent.

          Our Board has adopted this rights agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board of Directors. The rights agreement should not interfere with any merger or other business combination approved by our Board.

          The following is a summary description of our rights agreement and should be read together with the entire rights agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

          The Rights. Our Board authorized the issuance of a right with respect to each share of common stock outstanding on February 15, 2002. The rights initially trade with, and are inseparable from, shares of our common stock. The rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of our common stock that we issue after February 15, 2002 until the Distribution Date described below.

          Exercise Price. Each right allows its holder to purchase from Newmont Mining one one-thousandth of a share of Series A Junior Participating Preferred Stock ("preferred share") for $100, once the rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the right does not give its holder any dividend, voting or liquidation rights.

          Exercisability. The rights are not exercisable until:

               o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier, or

               o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

          We refer to the date when the rights become exercisable as the "Distribution Date." Until that date, the common stock certificates also evidence the rights, and any transfer of shares of common stock constitutes a transfer of rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of common stock. Any rights held by an Acquiring Person are void and may not be exercised.

          Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

          Consequences of a Person or Group Becoming an Acquiring Person.


               o Flip In. If a person or group becomes an Acquiring Person, all holders of rights except the Acquiring Person may, for $100, purchase shares of our common stock prior to the acquisition.

               o Flip On. If we are later acquired in a merger of similar transaction after the Distribution Date, all holders of rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation's stock, prior to the merger.

          Preferred Share Provisions. Each one one-thousandth of a preferred share, if issued:

               o    will not be redeemable;

               o will entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

               o will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

               o will have the same voting power as one share of common stock; and

               o if shares of our common stock are exchanged by merger, consolidation or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

          The value of one one-thousandth interest in a preferred share should approximate the value of one share of common stock.

          Expiration. The rights will expire on February 13, 2012.


          Redemption. Our Board of Directors may redeem the rights for $0.001 per right at any time before any person or group becomes an Acquiring Person. If our Board redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.001 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

          Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the Acquiring Person.

          Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

          Amendments. The terms of the rights agreement may be amended by our Board without the consent of the holders of the rights. However, our Board may not amend the rights agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that the person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the rights.

                      DESCRIPTION OF COMMON STOCK WARRANTS

          We may issue warrants for the purchase of common stock. The warrants may be issued independently or together with any securities offered by any prospectus supplement. The warrants will be issued under one or more common stock warrant agreements between us and a bank or trust company as common stock warrant agent. The common stock warrant agent will be our agent and will not assume any obligations to any owner of the warrants. The following is a summary of the material terms of the separate common stock warrant agreements. This summary is qualified in its entirety by reference to the form of common stock warrant agreement, a copy of which is an exhibit to our registration statement of which this prospectus forms a part.

General

          Under the common stock warrant agreement, warrants may be issued in one or more series. The prospectus supplement and the common stock warrant agreement relating to any series of warrants will include specific terms about the warrants. These terms include some of the following:

          o    the type and number of warrants,

          o the amount of related common stock for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase such common stock,

          o    the expiration date of each warrant,

          o    the exercise date of each warrant,

          o    the offering price and currency of each warrant,

          o if applicable, the designation and terms of the securities with which each warrant can be issued,

          o any provision dealing with the date on which the warrants and related securities will be separately transferable,

          o any provision granting a mandatory or an optional redemption provision,

          o    the identity of the common stock warrant agent,

          o    the form of the warrant certificates and

          o    any other terms of the warrant.

          The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the common stock warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Until a common stock warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the common stock warrant.

Exercise of Common Stock Warrants

          To exercise warrants, the holder must provide the common stock warrant agent with the following:

          o    payment of the exercise price,

          o certain information required as described on the reverse side of the warrant certificates,

          o    the number of warrants to be exercised and

          o    an executed and completed warrant certificate.

          The common stock warrant agent will issue a new warrant certificate for any warrants not exercised. The exercise price and the number of shares of common stock that each warrant can purchase will be subject to adjustment in certain events, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. No adjustment will be required until cumulative adjustments require an adjustment of at least 1%.

          From time to time, we may reduce the exercise price. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. If we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which such warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Common Stock Warrant Agreement

          The common stock warrant agreement will permit us and the common stock warrant agent, without the consent of the common stock warrant holders, to supplement or amend the agreement in the following circumstances:

          o    to cure any ambiguity;

          o to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

          o to add new provisions regarding certain matters or questions that we and the common stock warrant agent may deem necessary or desirable and which do not adversely affect the interests of the common stock warrant holders.

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

          Newmont Mining may offer:

          o    senior debt securities guaranteed by Newmont USA Limited and

          o    subordinated debt securities guaranteed by Newmont USA Limited.

          Any senior debt securities will be issued under an indenture between Newmont Mining, Newmont USA and Citibank, N.A., as trustee. Any subordinated debt securities will be issued under a separate indenture between Newmont Mining, Newmont USA and Citibank, N.A., as trustee. All references in this section to debt securities are references to both the senior debt securities and the subordinated debt securities. All references to the indentures are references to both the indenture for senior debt securities and the indenture for the subordinated debt securities. All references to the trustee include both the trustee for the senior debt securities and the trustee for the subordinated debt securities. All references to "we", "us" or "our" are references to Newmont Mining Corporation.

          The following description of the debt securities summarizes certain of the material provisions of the indentures and the debt securities. This summary of the indentures and the debt securities is qualified in its entirety by reference to the Trust Indenture Act of 1939 and the forms of indentures. We have filed the indentures as exhibits to our registration statement of which this prospectus forms a part.

          The debt securities will be our unsecured indebtedness. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate in right of payment to our senior debt securities as well as our other indebtedness that we now or may have in the future. The subordination provisions of the subordinated debt securities are discussed in greater detail below.

          The guarantee of the senior debt securities will constitute an unsecured, unsubordinated obligation of Newmont USA and will rank equally with all other unsecured and unsubordinated obligations of Newmont USA. The guarantee of the subordinated debt securities will constitute an unsecured obligation of Newmont USA and will be subordinated in right of payment to all senior or secured indebtedness that Newmont USA has now or may have in the future. The subordination provisions relating to the guarantee of the subordinated debt securities are discussed in greater detail below.

          Neither indenture limits the amount of debt securities that we may issue under such indenture. Unless we state otherwise in the prospectus supplement, neither indenture limits the amount of other debt that we can issue.

          Both indentures allow us to issue debt securities in one or more series with different terms. The indentures provide that debt securities of a single series can be issued at different times with different interest rates, redemption and repayment provisions. The particular terms of any series of debt securities being offered will be set forth in the prospectus supplement that relates to that series. These terms will include some or all of the following:

          o the title of the debt securities and whether such debt securities are senior or subordinated,

          o the total principal amount and permitted denomination of the debt securities,

          o the percentage of the principal amount of the debt securities at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated,

          o the currency or currencies in which the principal and interest on the debt securities will be payable,

          o the dates on which the principal of the debt securities will mature,

          o the interest rate for the debt securities or the method that will be used to determine the interest rate,

          o the dates on which interest on the debt securities will be payable and the manner in which interest will be paid,

          o    any mandatory or optional repayment or redemption provisions,

          o    any sinking fund provisions,

          o any index used to determine the amount of payments of principal and/or interest,

          o    any additional payment provisions,

          o any provision relating to the issuance of discounted debt securities and

          o in the case of debt securities that are convertible into common stock, the conversion price, the period during which the debt securities may be converted and any other terms of conversion which may differ from the applicable indenture.

          Some of the debt securities may be sold at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

Newmont USA Guarantees

          Newmont USA will unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, any premium and any interest on the senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Newmont USA.

          Newmont USA will unconditionally guarantee on a subordinated basis the due and punctual payment of the principal of, any premium and any interest on the subordinated debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the subordinated debt securities will be subordinated as described in greater detail below.

          Newmont USA's obligations under the guarantee of the debt securities will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the applicable indenture. Newmont USA also will waive any right to require a proceeding against Newmont Mining before its obligations under the guarantees shall become effective.


Convertibility of the Debt Securities

         The holders of debt securities of a specified series that are convertible into shares of common stock of Newmont Mining will be entitled at certain times specified in the prospectus supplement to convert any such securities into common stock. The conversion price and other terms of the conversion will be set forth in the prospectus supplement.

Subordination of Subordinated Debt Securities

          The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of senior indebtedness of Newmont Mining.

          The term "senior indebtedness" means the principal of and any premium and interest on any of our indebtedness outstanding on the date of the subordinated debt securities indenture or to be created, incurred or assumed by us after the date of the indenture unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

          Upon the insolvency, liquidation, bankruptcy, reorganization or similar proceeding relating to us or our property:

          o the holders of our senior indebtedness will be entitled to receive payment in full of all obligations before payment is made to any holders of the subordinated debt securities and

          o until all obligations with respect to our senior indebtedness are paid in full, any payment to which the holders of the subordinated debt securities would be entitled shall be made to the holders of our senior indebtedness.

          In addition, we may not make any payment on account of the subordinated debt securities, if:

          o    any of our senior indebtedness is not paid when due or

          o any other default on our senior indebtedness occurs and the maturity of such senior indebtedness is accelerated.

          If there is a default with respect to any of our senior indebtedness other than the two types of default described immediately above and the maturity of the indebtedness may be accelerated immediately, a representative of the applicable senior indebtedness has the right to send to us written notice stating that there has been a default. After receipt of such notice, we may not make any payments on the subordinated debt securities until the earlier of:

          o    179 days after the receipt of the notice,

          o the date on which the default which gave rise to the notice is no longer continuing,

          o the date that the default has been waived and any acceleration has been rescinded in writing or

          o the date when the applicable senior indebtedness has been paid in full.

          Not more than one blockage period notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to our senior indebtedness during such period.

          After all of our senior indebtedness is paid in full and all commitments in respect of the senior indebtedness have expired or terminated and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of our senior indebtedness to receive distributions applicable to the senior indebtedness.

Subordination of Guarantee of Subordinated Debt Securities

          Newmont USA's guarantee of the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of the senior indebtedness of Newmont USA.

          The term "senior indebtedness" means, with respect to Newmont USA, the principal of and any premium and interest on any indebtedness of Newmont USA outstanding on the date of the subordinated debt securities indenture or to be created, incurred or assumed by Newmont USA after the date of the indenture unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

          Upon the insolvency, liquidation, bankruptcy, reorganization or similar proceeding relating to Newmont USA or its property:

          o the holders of senior indebtedness will be entitled to receive payment in full of all obligations before payment is made under the guarantee of the subordinated debt securities and

          o until all obligations with respect to senior indebtedness are paid in full, any payment to which the holders of subordinated debt securities would be entitled pursuant to the guarantee of the subordinated debt securities will be made to the holders of senior indebtedness.

          In addition, Newmont USA may not make any payment on account of the subordinated debt securities, if:

          o    any senior indebtedness of Newmont USA is not paid when due or

          o any other default on senior indebtedness of Newmont USA occurs and the maturity of such senior indebtedness is accelerated.

          If there is a default with respect to any senior indebtedness of Newmont USA other than the two types of default described immediately above and the maturity of the indebtedness may be accelerated immediately, a representative of the applicable senior indebtedness has the right to send Newmont USA written notice stating that there has been a default. After receipt of such notice, Newmont USA may not make any payments on the guarantee of the subordinated debt securities until the earlier of:

          o    179 days after the receipt of the notice,

          o the date on which the default which gave rise to the notice is no longer continuing,

          o the date that the default has been waived and any acceleration has been rescinded in writing or

          o the date when the applicable senior indebtedness has been paid in full.

          Not more than one blockage period notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness of Newmont USA during such period.

          After all senior indebtedness of Newmont USA is paid in full and all commitments in respect of the senior indebtedness have expired or terminated and until Newmont USA's obligations under the guarantee of the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness of Newmont USA to receive distributions applicable to the senior indebtedness.

Global Notes, Delivery and Form

          The debt securities may be issued in the form of one or more global notes that will be deposited with a depositary identified in a prospectus supplement. Each note will be registered in the name of the depositary's nominee. Unless a global note is exchanged in whole or in part for debt securities in definitive form, a global note may generally be transferred only as a whole and only to another nominee of the depositary or to a successor depositary or its nominee.

          Unless otherwise stated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, New York, New York. Currently, it limits the maximum denomination of any single global note to

$500 million. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, records maintained by DTC and its participants.

          DTC has provided us the following information, and we take no responsibility for its accuracy: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant's accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

          Pursuant to DTC's procedures, upon issuance of debt securities represented by a global note in connection with the sale of the debt securities to one or more underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global note will be shown

          o    on DTC's records with respect to participants;

          o by the participants with respect to indirect participants and certain beneficial owners; and

          o by the indirect participants with respect to all other beneficial owners.

          The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in a global note may be limited.

          Under the indentures, if the nominee of DTC is the registered owner of a global note, the nominee will be considered the sole owner or holder of the debt securities. Except as provided below, owners of a global note will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that pursuant to its customary practice with respect to the giving of consents and votes, it will deliver an omnibus proxy to the trustee assigning the related holder's voting rights to the participant to whose account the debt securities are credited on the record date. Each proxy will include a list of participants' positions in the relevant security as of the record date for a consent or vote.

          We will wire to DTC's nominee principal and interest payments with respect to global notes. We and the trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes or for maintaining and reviewing any records relating to the beneficial ownership interest.

          It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their holdings of beneficial interests in the global notes as shown on DTC's records. DTC's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global notes, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the underwriters, the trustee or us.

          Debt securities represented by a global note will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

          o DTC notifies us that it is unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 90 days or

          o we determine not to have the debt securities represented by global notes.

          If any of these events occur, DTC will generally notify all direct participants of the availability of definitive debt securities. These securities will be issued in denominations of $1,000 and multiples thereof, in registered form only, and without coupons. We will maintain one or more offices or agencies in New York City to facilitate the transfer or exchange of the global notes. You will not be required to pay any service charges for any transfer or exchange, but we may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Same-Day Settlement in respect of Global Notes

          Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC's Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

Restrictive Covenants Required by the Indenture

          The indenture for the senior debt securities requires us to comply with certain restrictive covenants. Some of the provisions are described below. All series of senior debt securities issued under the indenture will be entitled to the benefits of the covenants described below except for any series of senior debt securities that provides that they are not entitled to the benefits of the covenants described below.

Definition of Attributable Debt

          "Attributable Debt" means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.

Definition of Consolidated Net Tangible Assets

          "Consolidated Net Tangible Assets" means the aggregate amount of assets minus the following:

          o    applicable reserves and other properly deductible items,

          o all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness and (3) capital lease obligations and

          o    all goodwill shown on our balance sheet.

Definition of Funded Debt

          "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower may renew or extend beyond 12 months.

Definition of Principal Property

          "Principal Property" means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the U.S. and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our board of directors, is not of material importance to our total business or (2) any portion of a particular mine, plant or facility which is not of material importance to the use or operation of the mine, plant or facility.

Definition of Restricted Subsidiary

          "Restricted Subsidiary" means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the U.S. and (2) which owns a Principal Property. "Restricted Subsidiary", however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (3) being a finance company.

Definition of Subsidiary

          "Subsidiary" is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.

Limitation on Liens

          The indenture for the senior debt securities will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents ("Debt") secured by any mortgage, security interest or other liens (collectively, "Mortgages") on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the applicable indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

          o    the aggregate principal amount of such secured Debt,

          o    all secured Debt which would otherwise be prohibited, and

          o all of our and our Restricted Subsidiary's Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

          The restriction described above also will not apply to debt for borrowed money secured by the following:

          o Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary,

          o Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary,

          o Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent or (2) the validity of which is being contested in good faith,

          o Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages,

          o Mortgages arising under attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith,

          o Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen's compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes,

          o Mortgages in favor of the United States, any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage,

          o Mortgages on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost,

          o    Mortgages existing at the date of the applicable indenture and

          o any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

          The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary's proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.

Limitation on Sales and Leasebacks

          The indenture for the senior debt securities will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a "sale and lease-back transaction"), unless:

          o we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above or

          o we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement or (2)
the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

          (a) the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale or

          (b) the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

          The amount to be applied to the retirement of Funded Debt, however, will be reduced by:

          o the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation,

          o if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to Section 4.1 of each of the indentures delivered within 180 days after such sale to the trustee for retirement and cancellation and

          o the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Merger and Consolidation

Newmont Mining

          We may consolidate or merge with or into any other entity and may sell, transfer or lease all of our property or substantially all of our property to any entity, if:

          o the entity, if other than us, which resulted from or received the property expressly assumes by supplemental indenture the due and punctual payment of the principal of and any premium or interest on the debt securities and the performance and observance of each agreement to be performed or observed by us under the debt securities and the indentures; and

          o immediately after the completion of the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing.

Newmont USA

          Newmont USA may consolidate or merge with or into any other corporation and may sell, transfer or lease all of its property or substantially all of its property, if:

          o the entity, if other than Newmont USA, which resulted from or received the property expressly assumes by supplemental agreement the due and punctual performance and observance of each agreement to be performed or observed by Newmont USA under the debt securities and the indentures; and

          o immediately after the completion of the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing.

Event of Default

          "Event of Default", when used in each of the indentures with respect to any series of debt securities, will mean any of the following:

          o failure to pay interest on any debt security of the series for 30 days after it is due,

          o failure to pay the principal or any premium on any debt security of the series when it is due,

          o failure to pay any sinking fund payment on any debt security of the series when it is due,

          o failure to perform any other covenant in the applicable indenture for the benefit of the series of debt securities that continues for 90 days after we have been given written notice of that failure,

          o events of bankruptcy, insolvency or reorganization of Newmont Mining or Newmont USA.

          o Newmont USA's guarantee of the debt securities of the series ceases to be in full force or effect except as contemplated by the terms thereof or Newmont USA denies or disaffirms its obligations under the guarantee, or

          o any other Event of Default specified for the series of debt securities.

          Within 90 days after a default occurs with respect to any series of debt securities, the trustee must notify the holders of the debt securities of the series of the default if we have not remedied it. Default is defined to include the events listed above without any grace periods. The trustee may withhold notice to the holders of the debt securities of any default except in the payment of principal, premium, interest or sinking fund payment if it in good faith considers the withholding of notice in the interest of all of the holders of the debt securities of the series. We are required to file an annual certificate with the trustee about any default by us under any provisions of the applicable indenture.

          If any Event of Default occurs and continues for any series of debt securities, the trustee or the holders of at least 25% of the principal amount of the debt securities of the outstanding series may declare the principal and interest accrued on all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of at least a majority of the aggregate principal amount of the debt securities of that series can annul the declaration. In addition, past defaults other than in payments of principal and interest may also be waived by the same vote.

          If an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority of the principal amount of the affected series of debt securities then outstanding may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power given to or conferred upon the trustee under the indentures, for the series of debt securities.

          The trustee does not have to exercise any of its rights or powers under either of the indentures at the direction of any holders of notes unless the holders offer the trustee reasonable indemnity or reasonable security against expenses and liabilities.

          The Trust Indenture Act of 1939 requires that we file with the trustee annually a written statement regarding the presence or absence of certain defaults.

Defeasance

Defeasance and Discharge of Obligations

          Under the indentures, Newmont Mining will be discharged from its non-administrative obligations under the debt securities of any series, and Newmont USA will be discharged from its obligations under the guarantee of debt securities of that series, if we deposit with the trustee in trust sufficient money and/or U.S. government securities to pay the interest and principal due on the stated due date of those payments. This trust may only be established if, among other things, we deliver to the trustee an opinion of counsel stating that, due to an Internal Revenue Service ruling or a change in federal income tax law, holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of this defeasance and will be subject to federal income tax, as if this defeasance had not occurred.

Defeasance of Certain Covenants and Certain Events of Default

          The indenture for the senior debt securities provides that we may be released from our obligation to comply with the covenants limiting liens and sale and leaseback transactions, and with any related Event of Default if we deposit with the trustee in trust money and/or U.S. government securities which provide for payment of the principal of and each installment of interest on the debt securities due on the stated maturity of such payments. Our other obligations under the indenture and the senior debt securities of such series and other Events of Default and Newmont USA's obligations under the related guarantee would remain in full force and effect. The trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel stating that the holders of the senior debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of a deposit and defeasance of the covenants and the Event of Default noted above and will be subject to federal income tax as would have been the case if such deposit and defeasance had not occurred.

          If we exercise the option described in this section and the debt securities of a series are declared due and payable because of the occurrence of an Event of Default other than the Event of Default related to the covenants limiting liens and sale and leaseback transactions, the amount of money and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of a series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default.

Changes to Indentures

          Under each of the indentures, Newmont Mining, Newmont USA and the trustee may modify the rights and obligations of Newmont Mining and Newmont USA and the rights of the holders of debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indentures affected by the modification. However, we must get the consent of the holder of each debt security affected to make the following changes to the debt securities:

          o    an extension of the fixed maturity of any debt security,

          o    a reduction of the principal amount payable on any debt security,

          o    a reduction in the rate of interest payable on any debt security,

          o    a change in currency in which payments are made,

          o    an extension of the time of payment of interest,

          o a modification that affects adversely any right of a holder of a debt security to repayment,

          o a reduction in the principal amount of an original issue discount debt security due and payable upon a acceleration of the maturity,

          o    an adverse change in or elimination of conversion rights,

          o a reduction in the portion of the principal amount of a debt security provable in bankruptcy,

          o    a reduction in amounts payable upon redemption,

          o a reduction in the rate of interest payable on overdue amounts and

          o a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above.

          Under each of the indentures, we can make certain modifications to the applicable indenture with the consent of the trustee but without the consent of any holders of debt securities to evidence our merger, the replacement of the trustee and for certain other purposes.

Duties and Powers of the Trustee

          Except during the continuance of an Event of Default, the trustee under each of the indentures will perform only the duties set forth in the applicable indenture. During the continuance of any Event of Default, the trustee will exercise the rights and powers given it under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under similar circumstances in the conduct of his own affairs.

          The trustee may acquire and hold our securities and, subject to certain conditions, otherwise deal with us as if it were not trustee.

          We currently conduct banking transactions with the trustee in the ordinary course of our business.

                      DESCRIPTION OF DEBT SECURITY WARRANTS

          We may issue warrants for the purchase of debt securities. The warrants may be issued independently or together with any securities offered by any prospectus supplement. The warrants will be issued under one or more debt security warrant agreements between us and a bank or trust company as debt security warrant agent. The debt security warrant agent will be our agent and will not assume any obligations to any owner of the debt security warrants. We have summarized below certain material provisions of the separate debt security warrant agreements. This summary is qualified in its entirety by reference to the debt security warrant agreement.

General

          Under the debt security warrant agreement, the warrants may be issued in one or more series. The prospectus supplement and the debt security warrant agreement relating to any series of warrants will include specific terms about the warrants. These terms include some of the following:

          o    the type and number of warrants,

          o the aggregate principal amount of related debt securities for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase such debt securities,

          o    the expiration date of each warrant,

          o    the exercise date of each warrant,

          o    the offering price and currency of each warrant,

          o if applicable, the designation and terms of the securities with which each warrant can be issued,

          o any provision dealing with the date on which the warrants and related securities will be separately transferable,

          o any provision granting a mandatory or an optional redemption provision,

          o    the identity of the debt security warrant agent,

          o    the form of the debt security warrant certificates and

          o    any other terms of the warrant.

          The warrants will be represented by certificates. The warrants may be exchanged pursuant to the procedure outlined in the debt security warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the debt securities issuable upon exercise of the warrant.

Exercise of Debt Security Warrants

          To exercise warrants, the holder must provide the debt security warrant agent with the following:

          o    payment of the exercise price,

          o certain information required by the reverse side of the warrant certificates,

          o    the number of warrants to be exercised and

          o    an executed and completed warrant certificate.

          The debt security warrant agent will issue a new warrant certificate for any warrants not exercised. From time to time, we may reduce the exercise price.

Modification of the Debt Security Warrant Agreement

          The debt security warrant agreement will permit us and the debt security warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

          o    to cure any ambiguity,

          o to correct or supplement any provision which may be defective or inconsistent with any other provisions or

          o to add new provisions regarding certain matters or questions that we and the debt security warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS
                     AS A REAL PROPERTY HOLDING CORPORATION


          We are likely to constitute a U.S. real property holding corporation within the meaning of the Internal Revenue Code of 1986, as amended. Under certain provisions of the Code and income tax regulations, gain realized by a non-U.S. person who would not ordinarily be subject to U.S. federal income tax on gains would, under certain circumstances, be subject to tax (the "special tax") on gain realized on the disposition (and possible withholding tax on the proceeds from such sale (the "withholding tax")) of our securities (other than the disposition of an interest held solely as a creditor), notwithstanding such non-U.S. person's lack of other connections with the United States. However, because our common stock is regularly traded on an established stock market, the special tax and the withholding tax would apply to the disposition by a non-U.S. person of an interest in a class of securities (other than an interest held solely as a creditor) that is not regularly traded on established securities market only if on the date such interest was acquired by such person it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of stock with the lowest fair market value. However, if such non-regularly traded class of securities is convertible into a regularly traded class of stock, the special tax and the withholding tax would apply to the disposition of an interest in such non-regularly traded class of securities only if on the date such interest was acquired by such person it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of stock into which it is convertible. The special tax (but, except in certain circumstances, not the withholding tax) would likewise apply to a disposition of an interest in a class of stock that is regularly traded on an established securities market by a non-U.S. person who beneficially owns, actually or constructively, more than 5% of the total fair market value of such class of securities at any time during the five year period immediately preceding the disposition of such interest.

          Certain U.S. federal income tax consequences of an investment in a class of securities will, to the extent appropriate under the circumstances, be described in the prospectus supplement relating thereto. Each prospective holder of securities is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in such securities, as well as the tax consequences under any state, local or foreign tax laws.

                              PLAN OF DISTRIBUTION

          We may sell the securities described in this prospectus

          o    through agents

          o    through underwriters or dealers or

          o    directly to one or more purchasers.

          The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices. The fixed price may be changed to reflect market prices prevailing at the time of sale at negotiated prices.

          Except for the common stock, the securities will have no established trading market. Underwriters and agents to whom securities are sold for public offering and sale may make a market in the securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot guarantee that there will be a market for the securities.

          In connection with the sale of offered securities, underwriters may receive compensation from us or from purchasers of offered securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell offered securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions and commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions that we pay to them and any profit on their resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, dealers, agents or direct purchasers and describe their compensation in the prospectus supplement.

          We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

          We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under this delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institution is subject. The underwriters and dealers will not have any responsibility for the validity and performance of these contracts.

                                  LEGAL OPINION

          White & Case LLP will issue for us an opinion about the legality of the offered securities.

                                     EXPERTS

          The consolidated financial statements of Newmont Mining Corporation incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

          The audited consolidated financial statements of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited) as of March 31, 2001 and 2000 and for each of the three years ended March 31, 2001, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

          The financial statements of Normandy Mining Limited as of June 30, 2001 and 2000, and for the years then ended, have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          With respect to the unaudited interim financial information of Normandy Mining Limited as of December 31, 2001 and 2000 and for the six month periods then ended which is incorporated herein by reference, Deloitte Touche Tohmatsu have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Newmont Mining Corporation Current Report on Form 8-K filed on March 1, 2002, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte Touche Tohmatsu are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC's web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York City and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

          The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus:

          o    Annual Report on Form 10-K for the year ended December 31, 2001;

          o Current Reports on Form 8-K filed on January 17, 2002, February 7, 2002, March 1, 2002 (as amended by a Current Report on Form 8-K/A filed on April 16, 2002), April 3, 2002 and April 16, 2002; and

          o The description of our common stock contained in our registration statement on Form 8-A for our common stock filed under the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating that description.

You may request a copy of these documents at no cost to you, by writing or telephoning us as follows:

         Newmont Mining Corporation
         1700 Lincoln Street
         Denver, Colorado  80203
         Attn:  Office of the Secretary
         (303) 863-7414

          You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

          Newmont USA is our consolidated wholly owned subsidiary. Newmont USA is not required to file separate reports with the SEC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         SEC filing fee........................................$    46,000
         Accounting fees and expenses..........................$    20,000
         Legal fees and expenses ..............................$   150,000
         Warrant Agent's fees..................................$     2,500
         Transfer Agent's fees.................................$     2,500
         Trustee's fees........................................$    10,000
         Rating agency fees....................................$   200,000
         Printing and engraving expenses.......................$    50,000
         Miscellaneous ........................................$    10,000
                                                               -----------

         Total ................................................$   441,000
                                                               ============
--------------------

*All estimates except for filing fee.

Item 15.  Indemnification of Directors and Officers.

          Article Tenth of each of the Certificates of Incorporation of Newmont Mining Corporation and Newmont USA Limited provides that its directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

          The By-Laws of each of Newmont Mining and Newmont USA provide that each person who at any time is or shall have been a director or officer of Newmont Mining or Newmont USA, as the case may be, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Newmont Mining or Newmont USA, as the case may be, and his or her heirs, executors and administrators, shall be indemnified by Newmont Mining or Newmont USA, as the case may be, in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of each of Newmont Mining and Newmont USA facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont Mining or Newmont USA, as the case may be, and the director or officer.

          Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          Item 16. Exhibits.

         Exhibit
Number   Description of Documents

1.1 Proposed form of Underwriting Agreement relating to the Common Stock, the Preferred Stock, the Depositary Shares and the Common Stock Warrants. Incorporated by reference to Exhibit 1.1 to Newmont Mining Corporation's Registration Statement on Form S-3 (No. 333-65810).

1.2 Proposed form of Underwriting Agreement relating to the Debt Securities and the Debt Security Warrants.

4.1 Certificate of Incorporation of Newmont Mining Corporation. Incorporated by reference to Appendix F to Newmont Mining Corporation's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.2 Certificate of Elimination of Series A Junior Participating Preferred Stock of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3.2 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.3 Certificate of Designations of Special Voting Stock of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.3 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.4 Certificate of Designations of Series A Junior Participating Preferred Stock of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3.1 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

4.5 Certificate of Designations of $3.25 Convertible Preferred Stock of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.3 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of such preferred stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.6 Certificate of Amendment to the Certificate of Incorporation of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.4 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.7     By-Laws of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3(g) to Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

4.9 Indenture relating to the Senior Debt Securities, to be dated on or about the date of first issuance of Senior Debt Securities thereunder, among Newmont Mining Corporation, Newmont USA Limited and Citibank, N.A., as trustee ("Citibank"), (including the form of Senior Debt Securities) (the "Senior Indenture").

4.10 Indenture relating to the Subordinated Debt Securities, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder, among Newmont Mining Corporation, Newmont USA Limited and Citibank,N.A., as trustee (including the form of Subordinated Debt

        Securities) (the "Subordinated Indenture").

4.11 Form of Common Stock Warrant Agreement (including form of Warrant). Incorporated by reference to Exhibit 4.15 to Newmont Mining Corporation's Registration Statement on Form S-3 (No. 33-54249). Opinion of White & Case LLP.

5       Opinion of White & Case LLP

12.1 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

12.2    Computation of Ratio of Earnings to Fixed Charges.

15      Letter re Unaudited Interim Financial Information

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of PricewaterhouseCoopers LLP.

23.3    Consent of Deloitte Touche Tohmatsu.

23.4    Consent of White & Case LLP (included in Exhibit 5).

24.1 Power of Attorney of certain officers and directors of Newmont Mining Corporation.

24.2    Power of Attorney of certain officers and directors of Newmont USA
        Limited.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Indenture Trustee under the Senior Indenture.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Indenture Trustee under the Subordinated Indenture.


Item 17.  Undertakings.

               The undersigned Registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by one of the Registrants pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Act, each filing of Newmont Mining's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2002.

                                          NEWMONT MINING CORPORATION


                                          By  /s/ Britt D. Banks
                                            ---------------------------------
                                             Britt D. Banks
                                             Vice President, General Counsel
                                                 and Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                      Date



----------------------
Glen A. Barton                       Director

           *
----------------------
Vincent A. Calarco                   Director                                 April 26, 2002

           *
----------------------
   Ronald C. Cambre                  Director                                 April 26, 2002

           *
----------------------
  James T. Curry, Jr.                Director                                 April 26, 2002

           *
----------------------
  Joseph P. Flannery                 Director                                 April 26, 2002


----------------------
  Leo I. Higdon, Jr.                 Director

           *
----------------------
    M. Craig Haase                   Director                                 April 26, 2002

           *
----------------------
   Michael S. Hamson                 Director                                 April 26, 2002

           *
----------------------
    Pierre Lassonde                  Director                                 April 26, 2002

           *
----------------------
   Robert J. Miller                  Director                                 April 26, 2002

           *                         Chairman of the Board and Chief
----------------------               Executive Officer
    Wayne W. Murdy                   (Principal Executive Officer)            April 26, 2002


           *
----------------------
  Robin A. Plumbridge                Director                                 April 26, 2002

           *
----------------------
   John B. Prescott                  Director                                 April 26, 2002

           *
----------------------
   Moeen A. Qureshi                  Director                                 April 26, 2002

           *
----------------------
   Michael K. Reilly                 Director                                 April 26, 2002

           *
----------------------
   Seymour Schulich                  Director                                 April 26, 2002

           *
----------------------
   James V. Taranik                  Director                                 April 26, 2002

/s/ Bruce D. Hansen
----------------------
    Bruce D. Hansen                  Senior Vice President and Chief          April 26, 2002
                                     Financial Officer
                                     (Principal Financial Officer)

/s/ Linda K. Wheeler
----------------------
    Linda K. Wheeler                   Vice President and Controller          April 26, 2002
                                      (Principal Accounting Officer)


*By  /s/ Britt D. Banks
    ----------------------
     Britt D. Banks
     As Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2002

                                         NEWMONT USA LIMITED


                                         By   /s/ Bruce D. Hansen
                                           ------------------------
                                            Bruce D. Hansen
                                            President and Director

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title                                            Date

                *
-------------------------------
David H. Francisco                      Chairman, of the Board and                      April 26, 2002
                                        Director


------------------------------
Britt D. Banks                          Director

                *
-------------------------------
Bruce D. Hansen                         President and Director                          April 26, 2002
                                        (Principal Executive Officer and
                                        Principal Financial Officer)

                *
-------------------------------         Vice President and Controller                   April 26, 2002
  Linda K. Wheeler                      (Principal Accounting Officer)


*By /s/ Bruce D. Hansen
    ----------------------------
     Bruce D. Hansen
     As Attorney-in-fact


                              EXHIBIT INDEX

Exhibit
Number                                   Description of Documents

1.1 Proposed form of Underwriting Agreement relating to the Common Stock, the Preferred Stock, the Depositary Shares and the Common Stock Warrants. Incorporated by reference to Exhibit 1.1 to Newmont Mining Corporation's Registration Statement on Form S-3 (No. 333-65810).

1.2 Proposed form of Underwriting Agreement relating to the Debt Securities and the Debt Security Warrants.

4.1 Certificate of Incorporation of Newmont Mining Corporation. Incorporated by reference to Appendix F to Newmont Mining Corporation's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.2 Certificate of Elimination of Series A Junior Participating Preferred Stock of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3.2 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.3 Certificate of Designations of Special Voting Stock of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.3 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.4 Certificate of Designations of Series A Junior Participating Preferred Stock of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3.1 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

4.5 Certificate of Designations of $3.25 Convertible Preferred Stock of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.3 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of such preferred stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.6 Certificate of Amendment to the Certificate of Incorporation of Newmont Mining Corporation. Incorporated by reference to Exhibit 3.4 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.7     By-Laws of Newmont Mining Corporation. Incorporated by reference to
        Exhibit 3(g) to Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

4.8 Rights Agreement, dated as of February 13, 2002, between Newmont Mining Corporation and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of Newmont Mining Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C). Incorporated by reference to Exhibit 4.1 to Newmont Mining Corporation's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed on February 15, 2002.

4.9 Indenture relating to the Senior Debt Securities, to be dated on or about the date of first issuance of Senior Debt Securities thereunder, among Newmont Mining Corporation, Newmont USA Limited and Citibank, N.A., as trustee ("Citibank"), (including the form of Senior Debt Securities) (the "Senior Indenture").

4.10 Indenture relating to the Subordinated Debt Securities, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder, among Newmont Mining Corporation, Newmont USA Limited and Citibank, N.A., as trustee (including the form of Subordinated Debt Securities) (the "Subordinated Indenture").

4.11 Form of Common Stock Warrant Agreement (including form of Warrant). Incorporated by reference to Exhibit 4.15 to Newmont Mining Corporation's Registration Statement on Form S-3 (No. 33-54249).

5       Opinion of White & Case LLP.

12.1 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

12.2    Computation of Ratio of Earnings to Fixed Charges.

15      Letter re Unaudited Interim Financial Information

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of PricewaterhouseCoopers LLP.

23.3    Consent of Deloitte Touche Tohmatsu.

23.4    Consent of White & Case LLP (included in Exhibit 5).

24.1 Power of Attorney of certain officers and directors of Newmont Mining Corporation.

24.2    Power of Attorney of certain officers and directors of Newmont USA
        Limited.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Indenture Trustee under the Senior Indenture.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Indenture Trustee under the Subordinated Indenture.